UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 12, 2011

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-34747	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Term Loan. On May 12, 2011, Spansion LLC (“Spansion”), a wholly owned subsidiary of Spansion Inc. (the “Company”), entered into (i) Amendment No. 5 and Consent, dated as of May 12, 2011 (“Amendment No. 5”), to the Credit Agreement dated as of February 9, 2010 (as amended, supplemented or otherwise modified from time to time, the “Term Loan”), among Spansion LLC, as Borrower, the Company and Spansion Technology LLC, as Guarantors, each lender from time to time party thereto, Barclays Bank PLC, as Administrative Agent, Collateral Agent and Documentation Agent, Barclays Capital, as Joint Lead Arranger and Joint Book Runner, and Morgan Stanley Senior Funding, Inc., as Joint Lead Arranger, Joint Book Runner and Syndication Agent.

Amendment No. 5 amends the Term Loan, among other things, to:

•

reduce the applicable margin on base rate loans from 3.75 percent per annum to 2.50 percent per annum and on Eurodollar rate loans from 4.75 percent per annum to 3.50% per annum, and reduce the LIBOR floor on Eurodollar rate loans from 1.75 percent to 1.25 percent, effective as of May 16, 2011. As of May 16, 2011, interest rate for base rate loans is 5.75 percent, and interest rate for Eurodollar rate loans is 4.75 percent;

•	increase the basket for permitted capitalized leases of equipment from an aggregate amount of $15 million to $30 million;

•	increase the basket for loans and advances to employees from $1 million to $5 million;

•

increase the general investments basket from an aggregate of $25 million plus an amount equal to excess cash flow plus net cash proceeds of equity issuances and capital contributions received and not otherwise used to make investments and restricted payments (the “Available Amount”) to an aggregate of $50 million plus the Available Amount, which Available Amount is calculated starting from the third quarter of 2010;

•

permit the sale of Spansion’s headquarters facilities located in Sunnyvale, California and certain other equity interests; provided that the disposition of Spansion’s equity interests shall be for fair market value, shall not exceed $5 million and, if such disposition exceeds $1 million, it shall be certified by an officer of Spansion;

•

increase the basket for dispositions (other than dispositions of intellectual property rights) from the greater of $100 million and 10 percent of consolidated total assets to $150 million and 15 percent of consolidated total assets;

•

permit the consignment of equipment or inventory in connection with the provision of services or products in the ordinary course of business so long as the title to such equipment or inventory, as applicable, is retained;

•

permit the disposition of equipment through fair value exchange transactions in the ordinary course of business up to an aggregate amount of $75 million, provided that dispositions of $1 million or more require an officer’s certificate confirming that the fair market value of the equipment received is at least equal to the fair market value of the equipment disposed of in such transaction;

•	increase the general restricted payments basket from an aggregate amount of $25 million plus the Available Amount to $30 million plus the Available Amount;

•

include in the restricted payments covenant a basket for the acquisition of certain bankruptcy claims (in the form of claims, claim participations, notes or otherwise) (i) held by affiliates of Silver Lake Sumeru Fund, L.P. in an aggregate amount of up to $30 million and (ii) held by other parties in an aggregate amount of up to $30 million;

•

increase the scope of permitted investments to include (i) commercial paper or fixed rate notes issued by, or guaranteed by, an issuer having a rating of at least Aa2 or AA from either Moody’s or S&P, respectively, and in each case maturing within 24 months, and (ii) shares of money market mutual or similar funds having substantially all of its assets invested in other permitted investments, having net assets of not less than $500,000,000 and a rating of at least P-1 or A-1 from either Moody’s or S&P, respectively; and

•

provide that at any time prior to the first anniversary of the effective date of Amendment No. 5, if Spansion makes any prepayment of the Term Loan in connection with certain repricing transactions, a prepayment premium of one percent of the amount of the Term Loan being prepaid will be due from Spansion; or if Spansion effects any amendment of the Term Loan resulting in certain repricing transactions, a prepayment premium of one percent of the outstanding loan balance will be due from Spansion prior to such amendment.

Amendment No. 5 also amends the Pledge and Security Agreement, dated as of May 10, 2010, among the Company, Spansion Technology LLC, Spansion, certain of Spansion’s subsidiaries party thereto, and the Collateral Agent, to, among other things, increase the threshold for requiring control agreements on deposit accounts from $100,000 individually and $250,000 in the aggregate to $250,000 individually and $1,000,000 in the aggregate.

Amendment to Revolving Credit Facility. On May 12, 2011, the Company, Spansion and certain of Spansion’s subsidiaries entered into Amendment Number Three (“Amendment Number Three”) to Loan and Security Agreement and Amendment Number One to Guarantor Security Agreement, which amends the (i) Loan and Security agreement dated as of May 10, 2010 (the “Revolving Credit Facility”), among the Company, Spansion, certain of Spansion’s subsidiaries, the lenders party thereto (collectively, the “Lenders”), and Bank of America, N.A., as Administrative Agent, as Sole Lead Arranger, as Sole Bookrunner, and as agent for the Lenders; and (ii) Guarantor Security Agreement dated as of May 10, 2010 among the Company, Spansion, certain of Spansion’s subsidiaries, the Lenders and Bank of America, N.A.

Amendment Number Three was entered into to make applicable changes to the Revolving Credit Facility similar to those changes made to the Term Loan described above.

Amendment to Foundry Agreement. On May 16, 2011, Spansion entered into an amendment (the “Foundry Amendment”) to the Foundry Agreement, dated as of August 31, 2007, between Spansion and Semiconductor Manufacturing International Corporation (“SMIC”). Under the terms of the Foundry Amendment, Spansion will prepay to SMIC $50 million for future wafer purchases. The prepayment will be paid in three installments over the 12-month period following execution of the Foundry Amendment. The Foundry Amendment also extends SMIC’s manufacturing obligations under the Foundry Agreement by expanding Spansion’s 65 nanometer capacity, adding Spansion’s 45 nanometer Flash memory, and requiring SMIC to provide certain minimum wafer production capacity for production of 65 nanometer and 45 nanometer wafers. In addition, if under certain conditions SMIC fails to meet its capacity requirements under the Foundry Amendment, SMIC may be required to refund to Spansion certain portions of the prepayment in addition to a $5 million fee.

The preceding descriptions of Amendment No. 5, Amendment Number Three and the Foundry Amendment are qualified in their entirety by reference to the full text of such agreements, which the Company intends to file as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 26, 2011.

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 20, 2011, James P. Reid will no longer be employed by the Company. Mr. Reid most recently served as Executive Vice President, Sales and Marketing for the Company and will no longer serve as an executive officer of the Company effective May 17, 2011.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 18, 2011	SPANSION INC.
	By:	/s/ John H. Kispert
	Name:	John H. Kispert
	Title:	President and Chief Executive Officer

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